Exhibit 99.1

CORPORATE OVERVIEW AUGUST 2019

Disclaimer This presentation is made by Applied Therapeutics, Inc. (the “Company”). Nothing contained in this presentation is, or should be construed as, a recommendation, promise or representation by the presenter or the Company or any director, employee, agent, or adviser of the Company. This presentation does not purport to be all-inclusive or to contain all of the information you may desire. This presentation shall not constitute an offer to sell or the solicitation of an offer to buy the Company's securities, nor shall there be any sale of the Company's securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Various statements in this presentation concerning the Company’s future expectations, plans and prospects, including without limitation, the Company’s current expectations regarding its strategy, its product candidate selection and development timing, its management team capabilities, and the ability of the Company’s product candidates to have a clinically meaningful effect on the target patient populations, constitute forward-looking statements. The use of words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or “continue,” the negative of these and other similar expressions are intended to identify such forward looking statements. Such statements, based as they are on the current analysis and expectations of management, inherently involve numerous risks and uncertainties, known and unknown, many of which are beyond the Company’s control. Such risks include, but are not limited to: the impact of general economic conditions, general conditions in the biopharmaceutical industries, changes in the global and regional regulatory environments in the jurisdictions in which the Company does or plans to do business, market volatility, fluctuations in costs and changes to the competitive environment. Consequently, actual future results may differ materially from the anticipated results expressed in the forward-looking statements. In the case of forward-looking statements regarding investigational product candidates and continuing further development efforts, specific risks which could cause actual results to differ materially from the Company’s current analysis and expectations include: failure to demonstrate the safety, tolerability and efficacy of our product candidates; final and quality controlled verification of data and the related analyses; the expense and uncertainty of obtaining regulatory approval, including from the U.S. Food and Drug Administration and European Medicines Agency; the possibility of having to conduct additional clinical trials and our reliance on third parties such as our licensors and collaboration partners regarding our suite of technologies and product candidates. Further, even if regulatory approval is obtained, biopharmaceutical products are generally subject to stringent on-going governmental regulation, challenges in gaining market acceptance and competition. These risks and uncertainties are described more fully under the caption ”Risk Factors” in the Company’s filings with the Securities and Exchange Commission. Other risks and uncertainties of which the Company is not currently aware may also affect Company’s forward-looking statements. The reader should not place undue reliance on any forward-looking statements included in this presentation. These statements speak only as of the date made and the Company is under no obligation and disavows any obligation to update or revise such statements as a result of any event, circumstances or otherwise, unless required by applicable legislation or regulation. 2

Corporate Vision & Strategy Expedited development, delivering drugs to patients more quickly Validated Molecular Targets Experienced Leaders Flexible Thinkers High Unmet Need Indications New Regulatory Guidelines Biomarkers A New Way to Develop Drugs Novel product candidates against previously validated and well known molecular targets, leveraging abbreviated regulatory pathways & recent technological advances to design improved drugs 3

Investment Highlights 4 Novel pipeline based on unlocking the potential of Aldose Reductase (AR) inhibition Broad applications for high unmet need in AR-mediated indications AT-001: Large Ph 1/2 SAD/MAD trial in diabetic patients demonstrated POC, no SAEs; Ph 3 registrational program expected to start in Q3 2019 AT-007: Proof-of-mechanism in Galactosemia (rare pediatric metabolic disease); Ph 1/2 registrational trial in healthy volunteers and adults with Galactosemia ongoing; Orphan status designation granted in May, 2019 by FDA AT-003: Proof-of-concept in models of retinopathy High operational efficiency Reduced cost and timeline for development expected based on abbreviated development regulatory framework High unmet need indications Potential to use biomarkers and other non-outcomes-based endpoints Strong IP portfolio covering composition of matter and method of use in target indications, with coverage through 2030’s for each patent family Pipeline expansion into other high unmet need indications under same development strategy Dual selective PI3K inhibitors for orphan oncology indications (e.g. T-ALL)

Pipeline

Compound	Preclinical	Phase 1	Phase 2	Phase 3*	Dosing Route	Target Tissue	Anticipated Milestones
Aldose Reductase Franchise							
AT-001	Diabetic Cardiomyopathy				Oral	Systemic	Initiate Ph 3 in H2 2019
AT-001	Diabetic Peripheral Neuropathy				Oral	Peripheral Nerve	
AT-001	Acute Myocardial Infarction				SC**	Systemic / Peripheral Nerve	
AT-007	Galactosemia				Oral	CNS	Biomarker data in H2 2019
AT-003	Diabetic Retinopathy				Oral	Retina	Preclinical data 2019; Initiate Ph1 2020
PI3 Kinase Franchise							
AT-104	PTCL, CTCL, TALL***				SC / Oral	Selective δ/γ inhibitor	Initiate Ph 1 2020

* We plan to initiate a pivotal Phase 2/3 clinical trial of this product candidate as the basis for applying for marketing approval with the FDA
** Subcutaneous
*** Peripheral T-cell lymphoma, cutaneous T-cell lymphoma and T-cell acute lymphoblastic leukemia

5
APPLIED THERAPEUTICS

AR known to play a key role in diabetic complications and heart disease Past efforts failed to produce sufficiently potent, selective and tolerable drugs New understanding of structural changes within the active site of AR following enzymatic activation – Utilized advanced crystallography techniques and in situ structural design Increased potency and selectivity compared to prior compounds with none of the prior off-target safety issues to date High unmet need in numerous AR-mediated diseases Leverage prior ARI programs for streamlined, abbreviated development of our novel compounds Potential to utilize regulatory pathways designed for accelerated drug development Unlocking the Potential of Aldose Reductase Inhibition 6 Recent Advances Enable Improved ARI’s Validated Target Resistant to Therapeutic Development R&D and Regulatory Opportunities

Aldose Reductase Causes Damage to Tissues Under Conditions of Oxidative Stress Glucose-6- Phosphate Sorbitol Sorbitol Dehydrogenase Fructose Osmotic stress CELL DEATH Redox Imbalance ROS Formation Advanced Glycation PKC, NF-kB* Activation CELL DEATH Normal (Kreb Cycle) Hyperglycemia / Ischemia (Polyol Pathway Activated) Aldose Reductase *Nf-kB is a protein complex that controls transcription of DNA, cytokine production and cell survival 7 Hexokinase Glucose Glycolitic Pathway

Novel Chemistry For Better Drugs

Backbone



zopolrestat

Similar backbone to zopolrestat (prior best in class efficacy, but liver tox issues)

Technological Advancements

- Advanced crystallography provided novel understanding of structural changes within AR active site
- Many prior ARIs were unable to inhibit redox-activated AR

Impact of Modified Structure

- Functional modifications improve compound's binding affinity and specificity
- Novel dimeric binding within the catalytic core
- Higher enzymatic inhibitory activity
- Increased selectivity leads to less off-target activity and potentially better safety



AT-001



AT-007



AT-003

8

APPLIED THERAPEUTICS

Compound Differentiation

Compound	IC_{50}[1]	Maximum Tolerated Dose in Animals	LogD[2]	Tissue Penetration (in rats)		
				Systemic/ Nerve	Retina	CNS
AT-001	30pM	>2,000mg/kg	-1.00	✓	✓	X
AT-007	100pM	>1,000mg/kg	-0.09	✓	✓	✓
AT-003	54pM	>1,000mg/kg	-1.53	✓	✓	X
Zopolrestat (prior Pfizer compound)	10nM	100mg/kg	+0.06	✓	X	X

- High potency (>1,000x more potent than prior best-in-class ARI)
- Targeted penetration into specific tissues

(1) IC_{50} is the amount of a compound required to inhibit 50% of enzyme activity
(2) LogD is a log of partition of a chemical compound between the lipid and aqueous phases. LogD often predicts retinal permeability, with compounds with negative LogD passing through the back of the eye

9

APPLIED THERAPEUTICS

Addressing Large Indications in Areas of High Unmet Medical Need – Opportunities for Abbreviated Clinical Development

Indication	Prevalence	Market	Unmet Need	Development Strategy
Diabetic Cardiomyopathy	17-24% Diabetics	~77M patients worldwide	• No therapies approved • No known drugs in development • Entresto approved in stage 4 disease	Independent; Abbreviated Development
Retinopathy	35% Diabetics	~158M patients worldwide	• 2 therapies approved (intravitrial injection) • Anti-VEGFs only for late stage disease	Independent; Abbreviated Development
Diabetic Peripheral Neuropathy	50% Diabetics	~226M patients worldwide	• No disease-modifying therapies approved • Only symptomatic treatments available (Lyrica) • Epalrestat, an off-patent ARI, approved in Japan, China, India	Strategic Partner; Standard Development
Galactosemia	1/50k to 1/90k	~2,800 patients in the US	• No therapies approved; lactose dietary restriction not sufficient • No known drugs in development	Independent; Abbreviated Development (includes PRV)

10

APPLIED THERAPEUTICS

AT-001 for Diabetic Cardiomyopathy

Diabetic Cardiomyopathy (DbCM)

Burden of Disease

- Early disease asymptomatic; structural changes to the heart limit contractility and decrease plasticity (fibrosis) (1-2 yrs)
- Decrease in heart function causes symptoms – shortness of breath and limitations in daily activities
- Progresses to overt heart failure and death in many cases within 9 years

Standard of Care

- Diagnosis by echocardiogram & exclusion of other types of heart disease
- Counseling on diabetic glucose control to limit hyperglycemia (insufficient)
- No treatments available; no drugs used off label to slow disease progression

<table>
<tr><th></th><th>Stage 1</th><th>Stage 2</th><th>Stage 3</th><th>Stage 4</th></tr>
<tr><td>Symptoms</td><td>Asymptomatic; no limitations at rest or on exercise</td><td>Mild symptoms; shortness of breath on exercise and ordinary activities</td><td>Marked limitation in activity; comfortable at rest</td><td>Severe limitations; experience symptoms even at rest</td></tr>
<tr><td rowspan="5">Imaging/ functional features</td><td colspan="4">Decreased tissue velocities</td></tr>
<tr><td>Increased LV mass</td><td colspan="3">Increased LV mass & wall thickness</td></tr>
<tr><td>Diastolic dysfunction</td><td colspan="2">Diastolic & systolic dysfunction</td><td>Severe dysfunction</td></tr>
<tr><td>Normal EF</td><td>Normal EF</td><td colspan="2">EF <50%</td></tr>
<tr><td>No cavity dilation</td><td>Mild cavity dilation</td><td>Marked dilatation</td><td>Severe dilation</td></tr>
</table>

Initially targeting patients in stage 2 and 3 (~50% of all DbCM patients likely to be most responsive to treatment) with incremental opportunity to target patients in stage 1 and 4

12

APPLIED THERAPEUTICS

Understanding Diabetic Cardiomyopathy as a Form of Heart Failure

Diabetes Stage A Heart Failure	• Metabolic derangement of the myocardium due to diabetes
DbCM Stage B Heart Failure	• Cardiac structural abnormalities • Diastolic dysfunction; LVH • Early symptoms of DbCM; noticeable impact on activities • Decreased exercise capacity
Stage C Heart Failure	• Overt Heart Failure • HFpEF or HFrEF • Significant impact on daily activities
Stage D Heart Failure	• Refractory Heart Failure requiring specialized interventions (e.g. LV Assist Device) • Inability to complete daily activities


Peak VO_2
~28
ml/kg/min
~25%
decrease
≤20
ml/kg/min
>30%
decrease
10-15
ml/kg/min

- ~24% of DbCM patients progress to overt heart failure or death within 1.5 years
- 37% within 5 years

References: Kosmala et al, JACC V O L . 6 5 , NO . 3 , 20 1 5; Swank et al. Circ HF 2012; Wang et al. JACC: Cardiovasc Imaging 2018; From et al. JACC 2010

13

APPLIED THERAPEUTICS

Strong Rationale for AT-001 Development in Diabetic Cardiomyopathy: First-in-Class Potential 14 Building on Prior Body of Evidence The role of AR in DbCM is well supported by preclinical and clinical evidence Proof of mechanism: Pfizer’s zopolrestat achieved proof-of-concept on LVEF in Phase 2 Diabetic Cardiomyopathy trial Literature: Effects on heart function (LVEF) leads to effects on exercise tolerance (peak VO2) AT-001’s Robust Pre-Clinical Profile 1,000X more potent than prior best-in-class ARI (zopolrestat), in vitro and in vivo Broad exposure: Cardiac and nerve tissue Highly favorable preclinical profile: MTD>2,000mg/kg AT-001’s Robust Clinical Profile (Ph 1/2 trial) Clinical proof-of-concept via sorbitol biomarker observed in T2D patients No drug related AEs observed at any dose; well tolerated Heart inflammatory biomarkers in 28 day arm in DbCM patients inform dose selection for pivotal study

AT-001 Phase 1/2 Trial in Type 2 Diabetic Patients Design 80 Type 2 Diabetic Patients All patients remained on concomitant meds 40 patients in SAD – (5, 10, 20, 40mg/kg) 40 patients in MAD – (5, 20, 40mg/kg; 20mg/kg BID) 8 drug treated & 2 placebo in each cohort Parts A & B Part C 15 Results No drug-related AEs in entire study (up to 7 days treatment) No abnormal labs Normalization of sorbitol (PD biomarker) Design 30 DbCM patients 10 patients per cohort (8 drug treated, 2 placebo) 3,000mg/day ER tablet once daily 1,500mg BID (rapid release capsule) 1,000mg TID (rapid release capsule) Results No drug-related AEs in entire study (up to 28 days treatment) No drug-related lab abnormalities Effect on cardiac biomarker NTproBNP

AT-001 Pharmacokinetics Linear dose dependence on Cmax and AUC confirms clean absorption in the gut and good bioavailability Half-life of the drug in rapid release capsule is 3-6 hours at higher doses Effects on enzyme inhibition for 10-12 hours per dose 16 Mean PK Timeframe for Phase 1 SAD Cohorts (each curve represents mean of eight patients) AT-001 Concentration ng/ml 5mg/kg AT-001 10 mg/kg AT-001 20 mg/kg AT-001 40 mg/kg AT-001 Time (hr) Time (Hr) Mean AT-001 5mg/kg Day 1 Mean AT-001 5mg/kg Day 7 Multiple Dose PK Profile – No First Pass Clearance or Drug Accumulation Mean AT-001 Concentration ng/ml 0 5000 10000 15000 20000 25000 30000 35000 40000 0 5 10 15 20 Series 1 Series 2 Series 3 Series 4 0 1000 2000 3000 4000 5000 6000 7000 8000 0 5 10 15 20 Series1 Series2

AT-001 Normalizes Sorbitol in Diabetic Patients Sorbitol Reduction by Dose AT-001 Dose (mg/kg) Mean % Reduction in Sorbitol From Baseline to Cmax (2hrs) Day 1 Day 7 Proof of Biological Activity time (h) AT-001 levels (ng/ml) Sorbitol levels (ng/ml) Sorbitol Normalization Over Time 5mg/kg 20mg/kg 40mg/kg placebo time (h) Drug treatment with AT-001 normalized sorbitol to healthy volunteer levels Mean reduction in sorbitol at Day 1 and Day 7: Results are persistent over 1 week of treatment At 40mg/kg patients were normalized to healthy volunteer sorbitol levels, demonstrating complete AR inhibition Rapid release capsule provides sorbitol normalization effects (PD biomarker) through 10-12hrs post-dose at >10mg/kg Includes protection from food-related sorbitol spikes during times of post-prandial hyperglycemia 17 AT-001 levels (ng/ml) Sorbitol (whole blood) (ng/ml) Healthy volunteer sorbitol avg. Diabetic patient sorbitol avg. Mean Blood Sorbitol Levels (ng/ml) 0 100 200 300 400 500 600 700 800 0 2 4 6 8 10 12 Series1 Series2 Series3 Series5

18 AT-001 Treatment for 28 Days Decreases NT proBNP in Early Stage DbCM Patients NTproBNP: Prohormone released in response to changes in left ventricular pressure Used to diagnose overt heart failure and Acute MI Higher levels of in diabetics correlates with higher risk of heart failure and worse outcomes Mean change in NTproBNP from baseline to 28 days was greater in patients that received AT-001 BID or TID vs. placebo or ER tablet In a responder analysis, 50% of BID/TID treated patients showed a clinically meaningful reduction in NTproBNP at 28 days Defined as >25 pg/mL reduction from baseline Baseline range was 30-235pg/ml Mean at baseline was 65pg/ml Mean reduction in NTproBNP (Pg/mL) % Patients with Clinical Response Change in NTproBNP 0-28 Days % Patients with Clinical Response 0 5 10 15 20 25 placebo ER tablet TID BID 0 10 20 30 40 50 60 placebo ER tablet 1000mg TID 1500mg BID

Study population: Patients with Type 2 diabetes (T2D) and DbCM at high risk of progression to overt HF Primary objective: To demonstrate that AT-001 improves or prevents the decline of functional capacity in patients with Diabetic Cardiomyopathy (DbCM) at high risk of progression to overt heart failure Secondary objective: to demonstrate that AT-001 decreases progression from Stage B HF to Stage C HF Primary: Peak VO2 at Month 15 (change from baseline) Repeated at a later time point if necessary as determined by firewalled DMC Secondary: Progression to overt HF Changes in NT-proBNP from baseline Changes in KCCQ Changes in GLS, LVH, LAVI, DD and RVSP Exploratory: biomarkers (sorbitol, inflammatory biomarkers); renal outcomes (GFR, AUCR); DPN 675 patients total (225 per arm) 3 arms: high dose (1500mg BID); low dose (1000mg BID); placebo 12 month placebo controlled extension study to follow; endpoint CV death/ hospitalization AT-001 Phase 2/3 Pivotal Study Design 19 Study Endpoints Study Population and Objectives Design and Dosing

DbCM registrational program completion Anticipated Development Timeline Diabetic Cardiomyopathy 2017 2018 2019 2020 2021 2022 Launch for DbCM 2022 2023 IND submission AT-001 Abbreviated development offers potential to launch within 3.5 years IND-enabling trial program Ph 1/2b diabetic patients Parts A and B Ph 1/2b Part C data (DbCM patients) 20 DbCM registrational program start DbCM Ph 3 study fully enrolled

AT-001 for Diabetic Peripheral Neuropathy

Diabetic Peripheral Neuropathy

Burden of Disease

- Aldose Reductase activity in neurons causes osmotic dysregulation and cell death/neuronal dysfunction
- Tingling/burning/stinging sensation and loss of feeling in peripheral tissues
- Significant impact on quality of life and pharmacoeconomic metrics (ability to work)

Standard of Care

- No disease modifying therapies approved
- Epalrestat (ARI) approved for 20+ years in Japan: dosed 3-5x/day; numerous side effects
- Standard of care outside of Japan/China is analgesic (pain) management, primarily Lyrica

Building on Prior Body of Evidence

- Epalrestat is understood to be safe and moderately effective, but unfavorable PK profile (5X daily dosing)
- Never approved in US/EU; now generic in Japan/China
- Phase 4 trials in Japan demonstrated statistical effects on MNCV and symptomatic pain (Hotta et al)

Current Phase 1 SAD/MAD Trial

- Current AT-001 Phase 1 results show favorable PK vs. Epalrestat
- DPN metrics (MNCV) will be captured in Phase 2/3 pivotal Diabetic Cardiomyopathy trial
- Demonstrate POC for AT-001 in DPN and inform on dose selection for registrational DPN trials

Future Path to Registration

- Will require "typical" path to registration
  - 2 large Phase 3 trials
- Design will follow Epalrestat Phase 4 trials– careful selection of patient population and performance of endpoint testing
- Likely to pursue strategic partnership with large pharmaceutical company

22
APPLIED THERAPEUTICS

AT-003 for Diabetic Retinopathy

One of the major causes of blindness worldwide Current therapies (anti-VEGFs) are high cost biologics that require intravitreal administration by an ophthalmologist Limited access for patients and high economic burden AR is an upstream target vs. VEGF – opportunity to blunt damage to the eye at the earliest stages AT-003 for Diabetic Retinopathy AT-003 in Preclinical Development Building on Prior Body of Evidence Proof-of-concept in animal models of retinopathy AT-003 displays a similar PK to AT-001, but has greater retinal penetrance IND-enabling studies and manufacturing scale up are under way Clear proof of mechanism: AR activation / increased sorbitol as the initial pathogenesis of retinopathy is well supported Sorbitol build up in the lens causes osmotic dysregulation AR knock-out mice do not develop diabetic retinopathy; AR over-expressing mice develop retinopathy earlier than WT 2 prior ARIs met endpoints in Phase 2 trials, but were toxic Burden of Disease Current treatments (anti-VEGF therapies) target downstream consequences of diabetic complications in the eye Lucentis & Eylea are leading approved therapies for DME; limited to treating later stage / more severe stages of disease Standard of Care 24

AT-007 for Galactosemia

AT-007 for Galactosemia Rare genetic metabolic disease caused by inability to break down galactose Metabolite of lactose Produced de novo by cells Even with strict dietary restriction of external lactose, endogenous galactose is produced within the body, leading to toxic build-up of galactitol Long-term consequences of disease include: Frequent pre-senile cataracts, significant motor, speech, cognitive, and psychiatric impairments, and ovarian insufficiency Mandatory newborn screening in the US/EU; potentially fatal if undetected in first weeks of life and infant is exposed to lactose in breast milk or formula No approved therapies Standard of care is strict dietary restriction of lactose and galactose, which prevents fatalities, but does not prevent long term consequences of disease Greatly impacts children’s development potential and quality of life (causes severe and permanent cognitive, intellectual and speech deficiencies) In adults, frequent cataracts due to galactitol build up in the eye; many develop persistent tremors Burden of Disease Standard of Care 26

Galactosemia Market & Regulatory Environment Incidence 1:50,000-1:90,000 However, actual number of live patients is much lower than projected; prior to newborn screening, nearly all infants with Galactosemia died ~2,800 US patients Births per year are estimated at ~80 in the US Majority of patients are under the age of 40 Is a “low prevalence” disease as defined by the FDA Regulatory Guidelines: Because Galactosemia is a “slowly progressing” rare metabolic disease, under new FDA guidance, surrogate metabolic biomarkers may be acceptable for demonstration of therapeutic activity = low burden of clinical development 27

Aldose Reductase Activity Causes Toxic Accumulation of Galactitol in Galactosemia


Galactose
Aldose Reductase
Galactitol
Galactitol accumulates
TYPE II
GALK
Gal-1-Phosphate
TYPE I
GALT
Classic Galactosemia
Glu-1-Phosphate
Sorbitol Dehydrogenase
Sorbitol dehydrogenase, the next enzyme in the polyol pathway, can't reduce galactitol

- Galactosemia results in accumulation of galactose, which becomes an aberrant substrate for AR
- AR converts galactose to galactitol, which causes toxic complications in many tissues

28

APPLIED THERAPEUTICS

29 AT-007: Oral CNS Penetrant Aldose Reductase Inhibitor – Summary of Preclinical Data Drug Profile Safety Preclinical Disease Model Takeaways Prevented complications of disease in a newborn Galactosemia rat model Prevented galactosemic cataract formation and prevented CNS abnormalities (rotarod) Clear biochemical effects correlate with clinical endpoints Reduced galactitol levels in serum and affected tissues Did not increase galactose levels or levels of other galactose metabolites (Gal1P) No drug-related safety or tolerability issues in Phase 1 healthy volunteer study (SAD) No safety issues in newborn rat treatment studies, supporting eventual infant/pediatric use Structurally distinct molecule with potent AR inhibition and unique PK profile Exposure to all Galactosemia target tissues – CNS, nerve and retina penetrant Oral once-daily dosing (half life 12-18 hrs)

Galactosemia Animal Model: GALT Deficiency (Classic Galactosemia) Rat GALT deficient rats closely mirror human disease: Bilateral cataracts Biochemical effects on galactitol, galactose and Gal1P similar to those seen in humans CNS deficiencies indicative of cognitive, intellectual, memory and motor abnormalities To date, no evidence of tremor or ovarian insufficiency GALT null WT 30 Galactitol Gal-1P Wild Type GALT null Placebo Galactose 0 1 2 3 4 5 Liver Brain Plasma 0 1 2 3 4 5 6 7 Liver Brain Plasma 0 5 10 15 20 25 Liver Brain

AT-007 Significantly Reduces Galactitol Levels in GALT Null Rats in all Target Tissues AT-007 treatment from neonatal Day 1 to Day 10 significantly reduced galactitol in liver, brain and plasma Treatment did not increase galactose or Gal1P levels; similar results seen at Day 22 and age 5 months 31 Galactose Gal-1P Galactitol 0 5 10 15 20 25 30 35 Liver Brain Plasma 0 0.2 0.4 0.6 0.8 1 1.2 Liver Brain 0 2 4 6 8 10 12 14 16 18 20 Liver Brain Plasma WT GALT null placebo GALT null AT-007

If Blocking AR Doesn't Increase Galactose or Gal-1P….. Where Does the Extra Substrate Go?


Galactonate
Galactose Dehydrogenase
Galactose
Galactitol
Galactitol accumulates
Aldose Reductase
TYPE II
GAL
Removed in Urine or converted to Xylulose and metabolized to glucose + CO2
Gal-1-Phosphate
Sorbitol Dehydrogenase
Sorbitol dehydrogenase, the next enzyme in the polyol pathway, can't reduce galactitol
TYPE I
GALT
Glu-1-Phosphate
Glycolytic Pathway

32

APPLIED THERAPEUTICS

AT-007 Cataract Prevention Dose Response Greater doses of AT-007 reduced galactitol levels and the severity of cataracts AT-007 Dose Dependent Reduction of Plasma Galactitol AT-007 Dose Dependent Reduction of Cataracts No cataracts in WT or AT-007 treated GALT null rats, but visible cataracts in all GALT null placebo rats at Neonatal Day 22 33 Cataract Severity Score Dose AT-007 (mg/kg) Galactitol (ng/ml) Dose AT-007 (mg/kg)

AT-007 Treatment Prevents CNS Deficits in Galactosemia Rat Model While galactosemic rates showed deficits in learning and motor coordination versus WT rats, treatment with AT-007 was able to prevent these deficiencies and normalize cognitive and motor function WT GALT null placebo GALT null AT-007 Speed meters/second WT GALT null placebo GALT null AT-007 Distance meters WT GALT null placebo GALT null AT-007 Latency seconds 34 0 1 2 3 4 5 6 7 1 2 3 0 10 20 30 40 50 60 70 80 90 1 2 3 0 10 20 30 40 50 60 70 1 2 3

AT-007 Treatment Prevents Learning Deficits in Galactosemia Rat Model (Water Maze) Acquisition Phase Acquisition Phase * * WT rats (placebo) GALT null rats (placebo) GALT null rats treated with AT-007 Latency Distance Acquisition Phase Speed * * Water maze was performed via submerged platform to eliminate any potential impact of cataracts/mild vision impairment on performance 0 5 10 15 20 25 30 35 40 45 1 2 3 4 0 2000 4000 6000 8000 10000 12000 1 2 3 4 0 50 100 150 200 250 300 1 2 3 4

Galactosemia Phase 1/2 Registrational Trial Overview Healthy volunteer SAD/MAD Safety and drug PK 8 subjects per cohort (up to 64 total) Multiple dose for up to 7 consecutive days of treatment Single site in San Antonio 36 Galactosemia SAD/MAD Safety, drug PK, biomarker assessments 4 subjects per cohort (16 total) Placebo-controlled Allows SAD to MAD transition in same patients Multiple dose for 27 consecutive days of treatment Core study is Classic Galactosemia patients; additional cohort will allow GALKD patients Multicenter (Boston, Atlanta, Minneapolis, California) Safety extension to follow

Galactosemia Clinical Trial SAD Data in Healthy Volunteers (Part 1) No drug-related safety issues at any dose tested Dosing: 0.5, 5.0, 10, 20mg/kg PK consistent with once daily dosing (half-life ~12 hours) Consistent exposure across patients Linear dose response 37 Concentration Timecourse Cmax AUC Dose (mg/kg) Dose (mg/kg) Time (hrs) AT-007 Conc. (ng/ml) AT-007 Conc. (ng/ml) AT-007 Conc. (ng/ml) 10mg/kg 5mg/kg 0.5mg/kg -2000 0 2000 4000 6000 8000 10000 12000 14000 16000 18000 0 5 10 15 20 25 30 35 Series1 Series2 Series3 0 2000 4000 6000 8000 10000 12000 14000 16000 18000 0 2 4 6 8 10 0 50000 100000 150000 200000 0 2 4 6 8 10

FDA pre-IND meeting Launch for adult Galactosemia complications H2 2020 Anticipated Development Timeline: AT-007 for Galactosemia Complications 2017 2018 2019 2020 2021 2022 Potential abbreviated development under Orphan Designation / Rare Disease program utilizing galactitol levels as a surrogate biomarker Pediatric trial in children ages 2-6; followed by infants 1 month-2 years 38 Ph 1 safety / PK data in healthy volunteers Ph 2 biomarker data from adult Galactosemia patients

Key Anticipated Milestones Q2 2019 (June 2019) Start AT-007 Phase 1/2 adult Galactosemia trial Q3 2019 Readout of AT-007 healthy volunteer data Q3 2019 Start of AT-001 Diabetic Cardiomyopathy Phase 3 registrational program Q4 2019 AT-007 Phase 2 adult Galactosemia biomarker data H1 2020 AT-001 DbCM Phase 2/3 registrational trial fully enrolled H1 2020 AT-007 Galactosemia pediatric trial start H2 2020 Additional pipeline programs move into Phase 1 (e.g. PI3k selective inhibitors) 39

Intellectual Property Summary Dominant IP and Freedom to Operate on all compounds & all target indications Expected IP runway of at least 10 years post-launch in key indications Composition of matter patents that cover AT-001 and related compounds obtained US, EP, JP, CA and AU Patent protection through 2031, regulatory extension of term possible Method claims obtained or currently being pursued Composition of matter patent that covers AT-007 and related compounds obtained in US Pending on fast track in Europe, pending in other countries Company-owned international applications (PCT) cover methods for treating Galactosemia and additional compound derivatives 40

Appendix / Backup Slides

AT-001 Phase 1/2 Part C Dosing Posology and Pharmacokinetics AT-001 Cmax (mean) AT-001 PK profile ng/mL ng/mL Time (h) BID TID ER AT-001 AUC (mean) ng/mL 42 BID and TID rapid release capsule dosing provided sustained drug levels over 24 hours ER tablet did not release drug as predicted, providing low overall exposure; defines minimally efficacious dose 0 5000 10000 15000 20000 25000 30000 35000 40000 ER Tablet 1,000mg TID 1,500mg BID 0 5000 10000 15000 20000 25000 30000 35000 1 2 3 0 5000 10000 15000 20000 25000 30000 35000 0.0 5.0 10.0 15.0 20.0

Sorbitol Reduction in Part C of AT-001 Phase 1/2 Study Higher Cmax at first dose achieved with 1500mg BID provided greater sorbitol reduction at 2 hours post-dose ER tablet 1,000mg TID 1,500mg BID placebo % sorbitol reduction from baseline to 2 hrs Sorbitol reduction over 12 hours as measured by AUC is greatest for 1000mg TID Significant AUC sorbitol reduction AUC achieved by both 1500mg BID and 1000mg TID AT-001 ER tablet 1,000mg TID 1,500mg BID placebo Sorbitol % Change at Cmax Sorbitol AUC 1-12h Net sorbitol reduction AUC (baseline to 12 hrs) 43 -2000 -1500 -1000 -500 0 500 -45 -40 -35 -30 -25 -20 -15 -10 -5 0 5 10

AT-001 Phase 3 Study Leadership & Committees Steering Committee Chair: James Januzzi, MGH, Boston, MA, USA Cardiologists: Javed Butler, U Mississippi, MS, USA Justin Ezekowitz, U. Alberta, Canada Nasrien Ibrahim, MGH, Boston, MA, USA Carolyn Lam, NHC, Singapore Thomas Marwick, U. Melbourne, Melbourne, Australia Fayez Zannad, Inserm-CHU, Nancy, France Endocrinologists: Stefano Del Prato, University of Pisa, Italy Julio Rosenstock, Diabetes Center, Dallas TX, USA Operational Committee CPET Core Lab: Greg Lewis, MGH, Boston, MA, USA Echo Core Imaging Center: Scott Solomon, BWH, Boston, MA, USA Cardiovascular Event Adjudication: ACI National Coordinators: Canada: Alice Cheng, U. of Toronto, Toronto, Canada France: Paul Valensi, Paris-Nord University, Paris, France UK: Kamlesh Khunti, U, of Leicester, Leicester, UK Czech Republic: Martin Haluzik USA: Yehuda Handelsman, Metabolic Institute of America, Tarzana, CA; Luigi Meneghini, UT South Western, Dallas, TX; Data Monitoring Committee Chair: Chris Cannon, BWH, Boston, MA, USA Cardiologists: Mikhail Kosiborod, U. of Missouri, Kansas City, MO, USA Church, VA, USA Endocrinologists: Larry Leiter, U. of Toronto, Toronto, Canada Biostatistician: Joe Massaro, Boston University, Boston, MA, USA

Anticipated Changes in Functional Capacity and Progression to Overt Heart Failure in Study Population MET=3.5ml/kg/min O2; AMA Guides to the Evaluation of Permanent Impairment, Sixth Edition. Author: Robert D. Rondinelli, MD, PhD Anticipated mean baseline peak VO2<6 METS (21ml/kg/min) represents a steep slope of decline and strong relationship between changes exercise capacity and ability to perform every day tasks Progression to Overt Heart Failure Wang Y, Marwick TH. JACC: CV Imaging 2018